SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 12, 2007
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road
Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1: 2007 STOCK AWARD AND INCENTIVE PLAN

Item 8.01. Other Events.
     On November 15, 2006, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”) approved the 2007 Stock Award and Incentive Plan (the “2007 Plan”), subject to approval of our shareholders at the Annual Meeting of Shareholders to be held on January 24, 2007 (the “Annual Meeting”). The 2007 Plan is described in our Proxy Statement for the Annual Meeting, sent to shareholders on or about December 22, 2006 (the “Proxy Statement”) under the heading “APPROVAL OF THE 2007 STOCK AWARD AND INCENTIVE PLAN— Proposal 2” and is attached to the Proxy Statement as Appendix A.
     The Company has subsequently become aware that a firm providing proxy voting advisory services to institutional shareholders has concluded that the 2007 Plan would authorize the repricing of out-of-the-money stock options and stock appreciation rights (“SARs”) without further shareholder approval. This firm advised the Company that it believes the 2007 Plan would permit the Company to repurchase outstanding options or SARs for cash at a time that the exercise price of the awards exceeded the fair market value of the underlying shares (i.e., at a time that the option or SAR is “underwater”).
     In approving the 2007 Plan, it was never the Board’s intention to permit repricing of out-of the-money stock options and SARs without further shareholder approval. As proposed, the 2007 Plan explicitly requires that the Company obtain shareholder approval of repricing transactions. The Company defined “repricing” using the New York Stock Exchange’s definition of that term. The 2007 Plan also precludes the Company from taking actions that would cause 2007 Plan participants to become subject to tax penalties under Section 409A of the Internal Revenue Code (“Section 409A”). Under current IRS guidance, a cash buyout of out-of-the-money options and SARs would subject participants to tax penalties under Section 409A, and therefore would not be permitted under the 2007 Plan.
     To clarify that the 2007 Plan does not permit cash buyouts of out-of-the-money options and SARs without shareholder approval, the Board has approved the amendment of the part of Section 11(e) of the 2007 Plan dealing with repricing, as follows (new text is underscored, deleted text is ~~struck through~~):
Without the approval of shareholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:
•	Lowering the exercise price of an option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles;

•	Canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another option or SAR, restricted stock, ~~or~~ other equity, cash or other property; this shareholder approval requirement will apply to any repurchase or buyout of such an option or SAR authorized under any other provision of the Plan;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c).
     Other portions of Section 11(e) and other provisions of the 2007 Plan remain in effect as set forth in Appendix A to the Proxy Statement. At our Annual Meeting, shareholders will have the opportunity to vote on the 2007 Plan, as it has been amended to clarify the Board’s intent to explicitly prohibit repricing of out-of-the-money stock options and SARs without further shareholder approval. A copy of the revised 2007 Plan is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is furnished with this report on Form 8-K:

Exhibit
Number	Description

10.1	New Jersey Resources Corporation 2007 Stock Award and Incentive Plan, as amended on January 12, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 12, 2007	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer